Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-238922, 333-254361 and 333-263127 on Form S-8, and Registration Statement No. 333-257684 on Form S-3 of our report dated February 28, 2022 relating to the effectiveness of Pliant Therapeutics, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Pliant Therapeutics, Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

San Francisco, California

May 27, 2022